Exhibit 99.1

Press Release

RLJ LODGING TRUST REPORTS SECOND QUARTER 2011 RESULTS

- Pro forma RevPAR increases 9.8%

- Pro forma hotel EBITDA margin improves 222 basis points to 36.1%

-  Raises $533 million in IPO

Bethesda, MD, August 10, 2011 — RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the quarter ended June 30, 2011.

This press release presents pro forma data combining the financial and operating results of the Company’s predecessor entity prior to the consummation of the Company’s initial public offering (“IPO”) and the results of the Company post-IPO.  The Company completed its IPO and related formation transactions on May 16, 2011.

Quarter Highlights

•                  Completed IPO and raised $533.2 million, net of underwriting discounts and commissions

•                  Entered into a new $300.0 million unsecured revolving credit facility, with the ability to upsize to $450.0 million

•                  Net loss for the quarter ended June 30, 2011, was $(2.6) million

•                  Pro forma RevPAR increased 9.8%, ADR increased 5.4% and occupancy increased 4.2%

•                  Pro forma Hotel EBITDA margin increased 222 basis points to 36.1%

•                  Declared a prorated cash dividend of $0.08, or $0.60 on an annualized basis

“We are pleased with our accomplishments in the second quarter as we completed our IPO and posted an outstanding increase in RevPAR and margin growth,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer.  “Improving lodging fundamentals, particularly in the urban and dense suburban markets where our portfolio is located, combined with our aggressive asset management program should allow us to continue to drive meaningful RevPAR growth.  Furthermore, with a solid balance sheet, low leverage and ample liquidity, we are extremely well positioned to continue to execute on our external growth strategy.”

Financial and Operating Results

Pro forma RevPAR, Hotel EBITDA, and Hotel EBITDA margins include hotel results from prior ownership periods and exclude hotels closed either for renovations or conversions for comparable periods.  Actual results for the three and six months ended June 30, 2011, include the New York LaGuardia Airport Marriott, which will be classified under discontinued operations starting with third quarter 2011 results.   An explanation of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and Hotel EBITDA, as well as reconciliations of those measures to net income or loss, is included at the end of this release.

Pro forma RevPAR for the quarter increased 9.8% over the comparable period in 2010, driven by an ADR increase of 5.4% and an occupancy increase of 4.2%.  The Company’s strongest markets in the quarter were New York, which experienced RevPAR growth of 21.8% and Austin, which experienced RevPAR growth of 11.6%.  For the six months ended June 30, 2011, RevPAR increased 8.6%.

Pro forma Hotel EBITDA margin for the quarter increased 222 basis points to 36.1%.  For the six months ended June 30, 2011, Hotel EBITDA margin increased 223 basis points to 33.3%.

Pro forma Hotel EBITDA for the quarter increased $10.2 million to $73.7 million, representing a 16.1% increase over the comparable period in 2010.  For the six months ended June 30, 2011, pro forma Hotel EBITDA, increased $16.5 million to $123.6 million, representing a 15.4% increase over 2010.

Adjusted EBITDA for the quarter increased $26.4 million to $69.5 million, representing a 61.2% increase over the comparable period in 2010.  For the six months ended June 30, 2011, Adjusted EBITDA increased $44.7 million to $115.6 million, representing a 63.1% increase over the comparable period in 2010.  New York LaGuardia Airport Marriott contributed $1.0 million and $1.2 million for the three and six months ended June 30, 2011.

Adjusted FFO for the quarter was $45.4 million, compared to $19.6 million, in the comparable period in 2010.  For the six months ended June 30, 2011, Adjusted FFO was $65.4 million compared to $25.4 million.  New York LaGuardia Airport Marriott contributed $0.8 million and $0.8 million for the three and six months ended June 30, 2011.

Non-recurring expenses related to the IPO were $10.2 million for the three and six months ended June 30, 2011.  Non-recurring expenses associated with the extinguishment of $472.6 million of debt resulted in $4.3 million for the three and six months ended June 30, 2011.  Additional non-recurring expenses relating to the predecessor entity were $0.6 million for the quarter and $1.4 million for the six months ended June 30, 2011.  These expenses are included in net income, EBITDA and FFO, but have been excluded from Adjusted EBITDA and Adjusted FFO, as applicable.

Net loss for the quarter ended June 30, 2011, was $(2.6) million, compared to net income of $14.7 million, in the comparable period in 2010.  For the six months ended June 30, 2011, net loss was $(18.7) million compared to a net loss of $(3.6) million in the comparable period in 2010.  Net income for the three months ended June 30, 2010, reflects $23.7 million of gain associated with the sale of six hotels in April 2010.  The New York LaGuardia Airport Marriott contributed a net loss of $(0.2) million and $(1.2) million for the three and six months ended June 30, 2011.

Net cash flow provided by operating activities totaled $52.6 million for the six months ended June 30, 2011, compared to $24.6 million for the six months ended June 30, 2010.

Capital Expenditures

In 2011, the Company released renovation projects totaling $115 million, spread across 51 properties. The 2011 capital program is largely focused on upgrading and/or repositioning 24 hotels acquired in 2010 and 2011, including seven brand conversions. The balance of the renovations will include brand related upgrades at other select hotels.

A total of $11 million was spent in the first quarter of 2011 on five hotels, two of which were conversion projects - The Red Roof Inn in Washington DC was converted to the Fairfield Inn & Suites Washington, DC/Downtown and the Wyndham hotel in New York City was converted to the Hilton New York Fashion District.

Approximately $32 million of upgrades for an additional five hotels were initiated during the second quarter. The Company anticipates that the remaining 41 hotels will begin their upgrades during the second half of this year with most of the work expected to take place in the fourth quarter when demand is seasonally slower.

Balance Sheet and Capital Structure

On May 16, 2011, the Company closed its initial public offering of 27.5 million common shares at $18.00 per share.  Additionally, on June 3, 2011, the underwriters exercised their overallotment option to purchase 4.1 million of the Company’s common shares. Total proceeds, net of underwriting discounts and commissions, and including the overallotment option, were approximately $533.2 million.

On June 20, 2011, the Company entered into a new $300.0 million unsecured revolving credit facility. The credit facility matures on June 20, 2014, and has a one-year extension option. The credit facility has an accordion option that provides the Company with the ability to upsize the amount available under the credit facility to $450.0 million, subject to certain conditions.  As of June 30, 2011, the Company had not drawn any funds under the facility.

As of June 30, 2011, the Company had $362.6 million in cash on its balance sheet.  After using IPO proceeds to pay down debt of approximately $472.6 million, the Company’s outstanding debt balance was approximately $1.4 billion, which included $58.0 million for the New York LaGuardia Airport Marriott.  The Company’s ratio of net debt to trailing twelve month Adjusted EBITDA was 5.0 times.

The Company intends to maintain a conservative balance sheet with a target leverage ratio of net debt to trailing twelve month Adjusted EBITDA of less than 5.0 times.

Dividends

On June 17, 2011 the Board of Trustees of the Company declared a prorated cash dividend of $0.08 per common share of beneficial interest, payable on July 15, 2011, to shareholders of record as of June 30, 2011.  The $0.08 dividend is prorated from May 16, 2011, the closing date of the Company’s initial public offering, through June 30, 2011.  The implied full rate of the dividend for the second quarter was $0.15.

Subsequent Events: New York LaGuardia Airport Marriott

On August 5, 2011, the Company completed its transfer of the New York LaGuardia Airport Marriott to Capmark Financial Group pursuant to the deed in lieu agreement.  The Company’s actual results for the three and six months ended June 30, 2011, include the hotel.  The hotel will be classified under discontinued operations starting with third quarter results.

2011 Outlook

These estimates reflect management’s view of current market conditions. The outlook excludes the New York LaGuardia Airport Marriott.  It also excludes potential future acquisitions and dispositions, which could result in a change in the Company’s outlook.  For the full year 2011, the Company anticipates:

•                  Pro forma RevPAR growth between 7.0% and 9.0%

•                  Pro forma Hotel EBITDA between $249 million and $261 million

•                  Pro forma Hotel EBITDA margin between 33.0% and 34.0%

•                  Corporate cash G&A expenses between $19 million and $20 million

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Thursday, August 11, 2011, at 10:30am. To participate in the conference call, please dial (877) 407-4018 (or (201) 689-8471 for international participants) approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused service and compact full-service hotels. The Company’s portfolio consists of 140 hotels in 19 states and the District of Columbia, with a total of more than 20,400 rooms. Additional information may be found on the Company’s website: http://rljlodgingtrust.com

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.  Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement, including statements related to, among other things, the Company’s target leverage ratio, potential acquisitions or dispositions, RevPAR growth, EBITDA growth, Hotel EBITDA margins or cash G&A expenses.  All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance.  Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.  For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s final prospectus relating to the Company’s initial public offering, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

###

Additional Contacts:

Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust — (301) 280-7707

For additional information or to receive press releases via email, please visit our website:

http://rljlodgingtrust.com/

RLJ Lodging Trust

Combined Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(unaudited)

	June 30,	December 31,
	2011	2010

Assets
Investment in hotel properties, net	$2,793,632	$2,626,690
Investment in loans	12,732	12,840
Property and equipment, net	1,249	1,585
Cash and cash equivalents	362,559	267,454
Restricted cash reserves	95,292	70,520
Hotel receivables, net of allowance of $170 and $406, respectively	27,246	19,556
Deferred financing costs, net	9,661	9,298
Deferred income tax asset	1,453	799
Prepaid expense and other assets	29,389	37,082
Total assets	$3,333,213	$3,045,824

Liabilities and Owners’ Equity
Mortgage loans	$1,263,880	$1,747,077
Term loan	140,000	—
Interest rate swap liability	3,008	3,820
Accounts payable and accrued expense	72,372	60,973
Deferred income tax liability	1,453	799
Advance deposits and deferred revenue	7,281	5,927
Accrued interest	3,094	3,495
Distributions payable	8,577	—
Preferred distributions payable	47	—
Total liabilities	1,499,712	1,822,091

Equity
Partners’ capital
Fund II general partner	—	(13,409)
Fund II limited partners	—	433,013
Fund III general partner	—	(23,328)
Fund III limited partners	—	811,918
Members’ capital
Class A members	—	6,592
Class B members	—	4,751
Fund II - Series A preferred units, no par value, 12.5%, 250 units authorized, issued and outstanding at May 16, 2011 and December 31, 2010, respectively	—	189
Fund III - Series A preferred units, no par value, 12.5%, 250 units authorized, issued and outstanding at May 16, 2011 and December 31, 2010, respectively	—	190
Accumulated other comprehensive loss	(2,994)	(3,806)

Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 106,324,083 and zero shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	1,063	—
Additional paid-in-capital	1,834,184	—
Distributions in excess of net earnings	(17,118)	—
Total shareholders’ equity	1,818,129	—

Noncontrolling interest
Noncontrolling interest in joint venture	7,046	7,623
Noncontrolling interest in Operating Partnership	11,320	—
Total noncontrolling interest	18,366	7,623
Total equity	1,833,501	1,223,733

Total liabilities and equity	$3,333,213	$3,045,824

RLJ Lodging Trust

Combined Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
Revenue
Hotel operating revenue
Room revenue	$183,096	$119,402	$331,971	$217,379
Food and beverage revenue	23,046	16,444	43,668	31,050
Other operating department revenue	5,388	3,562	10,181	6,464
Total revenue	211,530	139,408	385,820	254,893

Expense
Hotel operating expense
Room	39,910	25,551	75,152	48,117
Food and beverage	16,498	11,343	31,629	21,629
Management fees	7,177	4,874	13,115	8,995
Other hotel expenses	60,940	40,981	117,110	78,143
Total hotel operating expense	124,525	82,749	237,006	156,884

Depreciation and amortization	31,685	24,252	64,386	47,930
Property tax, insurance and other	12,615	9,467	24,581	19,017
General and administrative	6,208	4,949	11,222	9,906
Transaction and pursuit costs	634	1,536	3,332	1,983
IPO Costs	10,244	—	10,244	—
Total operating expense	185,911	122,953	350,771	235,720
Operating income	25,619	16,455	35,049	19,173
Other income	69	126	224	234
Interest income	358	68	842	161
Interest expense	(28,100)	(23,362)	(54,164)	(45,140)

Loss from continuing operations before income taxes	(2,054)	(6,713)	(18,049)	(25,572)

Income tax expense	(407)	(262)	(688)	(516)
Loss from continuing operations	(2,461)	(6,975)	(18,737)	(26,088)

Income from discontinued operations	—	21,698	—	22,503

Net (loss) income	(2,461)	14,723	(18,737)	(3,585)

Net loss (income) attributable to non-controlling interests
Noncontrolling interest in joint venture	(83)	—	77	—
Noncontrolling interest in common units of Operating Partnership	21	—	21	—

Net (loss) income attributable to the Company	(2,523)	14,723	(18,639)	(3,585)

Distributions to preferred unitholders	(45)	(16)	(61)	(32)

Net (loss) income attributable to common shareholders	$(2,568)	$14,707	$(18,700)	$(3,617)

Basic and diluted per common share data:
Loss from continuing operations	$(0.03)		$(0.23)
Net loss	$(0.03)		$(0.23)
Basic and diluted weighted average common shares outstanding	88,767,570		81,228,975

RLJ Lodging Trust

Reconciliation of Net Income (Loss) Attributable to Common Shareholder to Non-GAAP Measures

(Amounts in thousands)

(unaudited)

FFO and Adjusted FFO

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
Net loss attributable to common shareholder (1)	$(2,568)	$(6,991)	$(18,700)	$(26,120)
Depreciation and amortization (1)(2)	31,610	24,252	64,241	47,930
FFO	29,042	17,261	45,541	21,810

Transaction and pursuit costs	634	1,536	3,332	1,983
IPO costs (3)	10,244	—	10,244	—
Amortization of share based compensation	639	—	639	—
Nonrecurring expenses (4)(5)	4,883	782	5,665	1,563
Adjusted FFO	$45,442	$19,579	$65,421	$25,356

(1)  Excludes amount from discontinued operations.

(2)  Excludes amounts attributable to noncontrolling interest of $75 and $145 for the three and six months ended June 30, 2011, respectively.

(3)  Includes nonrecurring expenses for the transfer and assumption of indebtedness and other contractual obligations of the RLJ Predecessor.

(4)  Includes $4.3 million, for both the three and six months ended June 30, 2011, respectively, of incremental interest expense related to the accelerated payoff of mortgage indebtedness.

(5)  Includes $0.6 million and $1.4 million, for the three and six months ended June 30, 2011 and $0.8 million and $1.6 million for the three and six months ended June 30, 2010 of certain general and administrative expenses of the RLJ Predecessor.

EBITDA and Adjusted EBITDA

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
Net loss attributable to common shareholder (1)	$(2,568)	$(6,991)	$(18,700)	$(26,120)
Interest expense, net (1)(2)(3)	27,980	23,294	53,783	44,979
Income tax expense (1)	407	262	688	516
Depreciation and amortization (1)(4)	31,610	24,252	64,241	47,930
EBITDA	57,429	40,817	100,012	67,305

Transaction and pursuit costs	634	1,536	3,332	1,983
IPO Costs (3)	10,244	—	10,244	—
Amortization of share based compensation	639	—	639	—
Nonrecurring expenses (4)	581	782	1,362	1,563
Adjusted EBITDA	$69,527	$43,135	$115,589	$70,851

(1)  Excludes amount from discontinued operations.

(2)  Excludes amounts attributable to noncontrolling interest of $174 and $348 for the three and six months ended June 30, 2011, respectively.

(3)  Includes nonrecurring expenses for the transfer and assumption of indebtedness and other contractual obligations of the RLJ Predecessor.

(4)  Includes $0.6 million and $1.4 million, for the three and six months ended June 30, 2011 and $0.8 million and $1.6 million for the three and six months ended June 30, 2010 of certain general and administrative expenses of the RLJ Predecessor.

RLJ Lodging Trust

Pro forma Operating Statistics

For the three months ended June 30,

		ADR			Occupancy			RevPAR			% of EBITDA
Market	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
NYC	4	$240.10	$209.58	14.6%	96.7%	91.0%	6.3%	$232.13	$190.64	21.8%	19%
Chicago	21	118.65	112.17	5.8%	75.0%	75.1%	-0.1%	88.98	84.23	5.6%	12%
Austin	17	115.59	110.12	5.0%	75.8%	71.3%	6.3%	87.57	78.49	11.6%	10%
Denver	15	112.80	106.79	5.6%	74.7%	73.2%	2.1%	84.24	78.13	7.8%	10%
Louisville	5	147.67	148.21	-0.4%	73.1%	71.0%	3.1%	107.99	105.16	2.7%	8%
Washington DC	6	163.08	157.08	3.8%	80.6%	82.3%	-2.1%	131.41	129.30	1.6%	7%
Other	71	107.25	104.80	2.3%	72.4%	68.4%	5.8%	77.61	71.67	8.3%	34%
Total	139	$127.44	$120.94	5.4%	75.5%	72.5%	4.2%	$96.23	$87.65	9.8%	100%

		ADR			Occupancy			RevPAR			% of EBITDA
Region	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
South	62	$121.58	$118.59	2.5%	74.1%	70.3%	5.3%	$90.09	$83.42	8.0%	43%
West	25	108.97	104.98	3.8%	74.9%	73.4%	2.1%	81.59	77.02	5.9%	15%
Midwest	45	106.81	103.51	3.2%	72.9%	70.2%	3.9%	77.84	72.63	7.2%	20%
Northeast	7	216.18	188.41	14.7%	89.3%	86.3%	3.5%	193.02	162.51	18.8%	22%
Total	139	$127.44	$120.94	5.4%	75.5%	72.5%	4.2%	$96.23	$87.65	9.8%	100%

		ADR			Occupancy			RevPAR			% of EBITDA
Service Level	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
Focused Service	117	$116.00	$111.76	3.8%	75.5%	72.2%	4.5%	$87.53	$80.70	8.5%	65%
Compact Full Service	21	152.31	139.07	9.5%	76.5%	73.2%	4.5%	116.48	101.75	14.5%	29%
Full Service	1	185.77	180.33	3.0%	68.6%	72.7%	-5.5%	127.53	131.02	-2.7%	6%
Total	139	$127.44	$120.94	5.4%	75.5%	72.5%	4.2%	$96.23	$87.65	9.8%	100%

Note:

The schedule above includes pro forma operating statistics for the Company’s 139 hotels as if they had been owned since January 1, 2010.  The Garden District remains closed for renovations, therefore has been excluded from 2011 and 2010.  New York LaGuardia Airport Marriott was excluded for 2011 and 2010 since the hotel’s financial results will be classified  under discontinued operations starting in the third quarter 2011.  Pro forma results reflect 100% of Doubletree Metropolitan financial results, results have not been adjusted to reflect the Company’s 95% ownership.

The information above has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust

Pro forma Operating Statistics

For the six months ended June 30,

		ADR			Occupancy			RevPAR			% of EBITDA
Market	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
NYC	4	$206.98	$185.83	11.4%	94.5%	90.5%	4.4%	$195.59	$168.12	16.3%	14%
Chicago	21	111.86	105.17	6.4%	67.6%	67.7%	-0.2%	75.63	71.21	6.2%	10%
Austin	17	121.07	112.01	8.1%	76.1%	71.4%	6.5%	92.13	80.00	15.2%	14%
Denver	15	111.14	104.87	6.0%	68.8%	67.9%	1.3%	76.48	71.25	7.3%	10%
Louisville	5	137.51	135.25	1.7%	65.5%	66.3%	-1.3%	90.01	89.71	0.3%	7%
Washington DC	6	158.41	156.57	1.2%	74.2%	73.8%	0.6%	117.60	115.60	1.7%	6%
Other	71	108.86	106.11	2.6%	70.0%	67.0%	4.5%	76.24	71.09	7.2%	39%
Total	139	$123.05	$117.07	5.1%	71.8%	69.5%	3.4%	$88.37	$81.34	8.6%	100%

		ADR			Occupancy			RevPAR			% of EBITDA
Region	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
South	62	$122.69	$118.55	3.5%	73.0%	70.5%	3.5%	$89.52	$83.56	7.1%	51%
West	25	107.94	103.54	4.3%	69.8%	68.0%	2.6%	75.29	70.42	6.9%	15%
Midwest	45	102.61	98.86	3.8%	66.3%	63.7%	4.1%	68.06	63.00	8.0%	17%
Northeast	7	189.29	169.07	12.0%	85.3%	83.5%	2.2%	161.53	141.19	14.4%	17%
Total	139	$123.05	$117.07	5.1%	71.8%	69.5%	3.4%	$88.37	$81.34	8.6%	100%

		ADR			Occupancy			RevPAR			% of EBITDA
Service Level	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
Focused Service	117	$113.78	$109.24	4.2%	71.4%	68.8%	3.7%	$81.22	$75.18	8.0%	67%
Compact Full Service	21	143.37	132.93	7.9%	74.2%	71.8%	3.3%	106.38	95.47	11.4%	28%
Full Service	1	169.77	164.82	3.0%	62.0%	65.5%	-5.3%	105.24	107.90	-2.5%	5%
Total	139	$123.05	$117.07	5.1%	71.8%	69.5%	3.4%	$88.37	$81.34	8.6%	100%

Note:

The schedule above includes pro forma operating statistics for the Company’s 139 hotels as if they had been owned since January 1, 2010.  Due to conversion upgrades at Fairfield Inn & Suites Washington, DC/Downtown and Hilton New York Fashion District, these two hotels were excluded for the three months ended March 31, 2011 and 2010, but are included for the three months ended June 30,2011 and 2010.  The Garden District remains closed for renovations and therefore has been excluded from 2011 and 2010.  New York LaGuardia Airport Marriott was excluded  for 2011 and 2010 since the hotel’s financial results will be classified under discontinued operations starting in the third quarter 2011.  Pro forma results reflect 100% of Doubletree Metropolitan financial results, results have not been adjusted to reflect the Company’s 95% ownership.

The information above has not been audited and is presented only for comparison purposes.

Non-GAAP Financial Measures

We consider the following non-GAAP financial measures useful to investors as key supplemental measures of our performance: FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA . These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of our operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by us, may not be comparable to other companies.

Funds From Operations (FFO)

We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, (“NAREIT”), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. We believe that the presentation of FFO provides useful information to investors regarding our operating performance by excluding the effect of depreciation and amortization, gains or losses from sales for real estate, extraordinary items and the portion of items related to unconsolidated entities, all of which are based on historical cost accounting, and that FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. Our calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing us to non-REITs.

Adjusted FFO

We further adjust FFO for certain additional items that are not in NAREIT’s definition of FFO, such as hotel transaction and pursuit costs, the amortization of share based compensation and other nonrecurring expenses that were the result of the IPO and related formation transactions. We believe that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We consider EBITDA useful to an investor in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results.  In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

Adjusted EBITDA

We further adjust EBITDA for certain additional items such as hotel transaction and pursuit costs, the amortization of share based compensation and other nonrecurring expenses that were the result of the IPO and related formation transactions. We believe that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Hotel EBITDA

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.